UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2025

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 West Gay Street, Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 10, 2025, Verrica Pharmaceuticals Inc. (the “Company”) entered into the sixth amendment and waiver (the “Sixth Amendment”) to its Credit Agreement dated as of July 26, 2023 (as amended prior to the Sixth Amendment, the “Credit Agreement”), by and between the Company, as borrower, OrbiMed Royalty & Credit Opportunities IV, LP, as a lender, each other lender that may from time to time become a party thereto (collectively, the “Lenders”), and OrbiMed Royalty & Credit Opportunities IV, LP, as administrative agent for the Lenders. Pursuant to the Sixth Amendment, the Lenders agreed to waive specified covenants under the Credit Agreement, including the requirements under Section 7.1(b) and Section 7.1(c) of the Credit Agreement that there be no “going concern” qualification with respect to the financial statements for the quarters ending June 30, 2025 and September 30, 2025, and the year ending December 31, 2025. In connection with the Sixth Amendment, the Company agreed to pay the Lenders an amendment fee of $110,465.12.

Except as set forth in the Sixth Amendment, the remaining terms of the Credit Agreement remain unchanged. The foregoing description of the terms of the Sixth Amendment is not intended to be complete and is qualified in the entirety by reference to the Sixth Amendment, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: June 12, 2025	/s/ John J. Kirby
John J. Kirby
Interim Chief Financial Officer